                                                     PARTICIPATION AGREEMENT

                                                               BY AND AMONG

                                                       AIM VARIABLE INSURANCE FUNDS,

                                                          AIM DISTRIBUTORS, INC.,

                                                   AMERICAN NATIONAL INSURANCE COMPANY,
                                                          ON BEHALF OF ITSELF AND
                                                          ITS SEPARATE ACCOUNTS,

                                                                    AND

                                                  SECURITIES MANANGEMENT  RESEARCH, INC.

                                                             TABLE OF CONTENTS

Description                                                                                               Page

                                                        PARTICIPATION AGREEMENT

          THIS AGREEMENT, made and entered into as of the 1st day of September,
2005 ("Agreement"), by and among AIM VARIABLE INSURANCE FUNDS, a Delaware Trust
("AVIF"), AIM Distributors, Inc., a Delaware corporation ("AIM"), American
National Insurance Company, a Texas life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account,"
and collectively, the "Accounts"); and Securities Management and Research, Inc.,
an affiliate of LIFE COMPANY and the principal underwriter of the Contracts
("UNDERWRITER") (collectively, the "Parties").

                                                             WITNESSETH THAT:

          WHEREAS, AVIF is registered with the Securities and Exchange
Commission ("SEC") as an open-end management investment company under the
Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, AVIF currently consists of twenty-seven separate series
("Series"), shares ("Shares") each of which are registered under the Securities
Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

          WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund";
reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

          WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on
Schedule A hereto, as the Parties hereto may amend from time to time, which
Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

          WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts";
reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

          WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

                                                                     1

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

          WHEREAS,  UNDERWRITER is a  broker-dealer  registered  with the SEC under the Securities  Exchange Act of 1934 ("1934 Act") and a
member in good standing of the National Association of Securities Dealers, Inc.
("NASD");

          WHEREAS, AIM is a broker-dealer registered with the SEC under the 1934
Act and a member in good standing of the NASD;

          NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                                                      Section 1. Available Funds

          1.1      Availability

          AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of AVIF (the "Board") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund, or (c) if such action is required by any policies that the Board has adopted and that apply to all insurance companies with variable insurance contract values invested in any of the Funds
("Participating Insurance Companies").

          1.2      Addition, Deletion or Modification of Funds

          The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to
Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

          1.3      No Sales to the General Public

          AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

                                             Section 2. Processing Transactions

                                                                     2

          2.1      Timely Pricing and Orders

          (a) AVIF or its designated agent will use its best efforts to provide
LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m.
Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and
(ii) AVIF calculates the Fund's net asset value.

          (b) LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by
9:30 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

          (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

          (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein (except that for any money market fund, materiality shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act).

          2.2      Timely Payments

          LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m.
Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

          2.3      Applicable Price

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under
Contracts (collectively, "Contract

                                                                     3

transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with
Rule 22c- 1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE
COMPANY shall be the designated agent of AVIF for receipt of orders relating to
Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the
1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by
9:30 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this
Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of
LIFE COMPANY under the circumstances described therein, LIFE COMPANY and
UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more
Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants") from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the
1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

          2.4      Dividends and Distributions

          AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE
COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
                                                                     4

          2.5      Book Entry

          Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

                                                       Section 3. Costs and Expenses

          3.1      General

          Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

          3.2      Parties To Cooperate

          Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

                                            Section 4. Legal Compliance

          4.1      Tax Laws

          (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal
Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC.
AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

          (b) AVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by
AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.8 17-5 of the regulations under the Code.

          (c) Notwithstanding any other provision of this Agreement, but without limiting the ability of AVIF and/or AIM to assume the defense of any action pursuant to Section 12.2(d) hereof, LIFE COMPANY agrees that if the Internal
Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any
Participants, that any Fund has failed to comply with the diversification requirements of

                                                                     5

Section 8 17(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

                  (i)      LIFE COMPANY shall promptly notify AVIF of such
                           assertion or potential claim (subject to the
                           Confidentiality provisions of Section 18 as to any
                           Participant);

                  (ii)     LIFE COMPANY shall consult with AVIF as to how to
                           minimize any liability that may arise as a result of
                           such failure or alleged failure;

                  (iii)    LIFE COMPANY shall use reasonable efforts to minimize
                           any liability of AVIF or its affiliates resulting
                           from such failure, including, without limitation,
                           demonstrating, pursuant to Treasury Regulations
                           Section 1.817-5(a)(2), to the Commissioner of the IRS
                           that such failure was inadvertent;

                  (iv)     LIFE COMPANY shall permit AVIF, its affiliates and
                           their legal and accounting advisors to participate in
                           any conferences, settlement discussions or other
                           administrative or judicial proceeding or contests
                           (including judicial appeals thereof) with the IRS,
                           any Participant or any other claimant regarding any
                           claims that could give rise to liability to AVIF or
                           its affiliates as a result of such a failure or
                           alleged failure; provided, however, that LIFE COMPANY
                           will retain control of the conduct of such
                           conferences discussions, proceedings, contests or
                           appeals;

                  (v)      any written  materials to be submitted by LIFE
            COMPANY to the IRS,  any  Participant  or any other  claimant in connection with any of the foregoing proceedings or
                   contests (including,  without limitation, any such materials to be submitted to the IRS pursuant to Treasury
               Regulations  Section 1.8 17-5(a)(2)),  (a) shall be provided by
                           LIFE COMPANY to AV1F  (together with any supporting
                   information  or analysis);  subject to the  confidentiality provisions of Section 18, at least  five(S)
          business  days or such shorter  period to which the Parties  hereto agree prior to the day on which such proposed
            materials are to be submitted,  and (b) shall not be submitted by
                           LIFE  COMPANY to any such person  without the
          express  written  consent of AVIF which shall not be  unreasonably withheld;

                  (vi)     LIFE COMPANY shall provide AVIF or its affiliates and
                           their accounting and legal advisors with such
                           cooperation as AVIF shall reasonably request
                           (including, without limitation, by permitting AVIF
                           and its accounting and legal advisors to review the
                           relevant books and records of LIFE COMPANY) in order
                           to facilitate review by AVIF or its advisors of any
                           written submissions provided to it pursuant to the
                           preceding clause or its assessment of the validity or
                           amount of any claim against its arising from such a
                           failure or alleged failure;

                                                                     6
                   (vii)   LIFE COMPANY shall not with respect to any claim of
the IRS or any  Participant  that would give rise to a claim against AVIF or its affiliates (a)  compromise or s
ettle any claim,  (b) accept any adjustment on audit,  or (c)
                           forego any allowable  administration  or judicial
appeals,  without the express  written consent of AVIF or its affiliates,  which shall not be unreasonably
withheld,  provided that LIFE COMPANY shall not be required,  after exhausting all  administrative  remedies,  to appeal
 any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of  independent
counsel to the effect that a reasonable  basis exists for taking such  appeal;  and  provided  further  that the
costs  of any  such  appeal  shall  be  borne  solely  by AVIF.
                           Notwithstanding  the foregoing,  LIFE COMPANY
agrees to share in fifty percent (50%) of the reasonable  costs of appeal  directly  related to claims  against or
liabilities of LIFE COMPANY should the decision of the appellate court relieve LIFE COMPANY of any losses or
liabilities with respect to the claim appealed thereto; and

                  (viii)   AVIF and its affiliates shall have no liability as a
                           result of such failure or alleged failure if LIFE
                           COMPANY fails to comply with any of the foregoing
                           clauses (i) through (vii), and such failure could be
                           shown to have materially contributed to the
                           liability.

        Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE
COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this
Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (d) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the
    Contracts have ceased to be so treated or that they might not be so treated in the future.

          (e) LIFE COMPANY represents and warrants that each Account is a
    "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract,"
    within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
                                                                     7

          4.2      Insurance and Certain Other Laws

          (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, which efforts shall include, without limitation, the furnishing of information that is not otherwise available to LIFE COMPANY and that is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

          (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each
Account as a segregated asset account under Section 1152.001 et seq. of the
Texas Insurance Code and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

          (c) AVIF represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

          4.3      Securities Laws

          (a) LIFE COMPANY represents and warrants that (i) interests in each
Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE COMPANY's state(s) of organization and domicile, (iii) each
Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the
Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its
Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account
Prospectus, Statement of Additional Information, and then-current stickers
(collectively referred to herein as "Account Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

          (b) AVIF represents and warrants that (i) Shares sold pursuant to this
Agreement will be registered under the 1933 Act to the extent required by the
1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects

                                                                     8
with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933
Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus, Statement of Additional
Information, and then-current stickers (collectively referred to herein as "AVIF
Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

          (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

          (d) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the
Fund in an amount not less than the minimal coverage as required currently by
Rule 1 7g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

          (e) AIM represents and warrants that it is registered with the SEC as a broker-dealer, a member in good standing of the NASD, and the principal underwriter of AVIF.

          (f) AVIF agrees to comply in all material respects with any and all exemptive orders granted to AVIF by the SEC.

          4.4      Notice of Certain Proceedings and Other Circumstances

          (a) AVIF or AIM will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of
AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such
Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF and AIM will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

          (b) LIFE COMPANY or UNDERWRITER will immediately notify AVIF of (i)
the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account
Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or
                                                                     9
offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law.
LIFE COMPANY and UNDERWRITER will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

          4.5      LIFE COMPANY To Provide Documents; Information About AVIF

          (a) LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

          (b) LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5)
Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

          (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning
AVIF or its affiliates in connection with the sale of the Contracts other than
(i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for AVIF; or (iii) in published reports for
AVIF that are in the public domain and approved by AVIF for distribution; or
(iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

          (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

          (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements
(such as material published, or designed for

                                                                    10

use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940
Act.

          4.6      AVIF To Provide Documents; Information About LIFE COMPANY

          (a) AVIF will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the
Shares of a Fund, contemporaneously with the filing of such document with the
SEC or other regulatory authorities.

          (b) AVIF will provide to LIFE COMPANY a camera ready copy of all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to
LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case maybe, to print and distribute such materials within the time required by law to be furnished to Participants.

          (c) AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon.
No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE
COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

          (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE
COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account
Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for

                                                                    11

distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

          (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE
COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither
LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

          (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements
(such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940 Act.

                                            Section 5. Mixed and Shared Funding

          5.1      General

          The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE
COMPANY, and trustees of qualified pension and retirement plans (collectively,
"Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to the exemptive order granted to AVIF. AVIF hereby notifies LIFE
COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

          5.2     Disinterested Trustees

          AVIF agrees that its Board shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of
AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except

                                                                    12

that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies or (c) for such longer period as the SEC may prescribe by order upon application.

          5.3      Monitoring for Material Irreconcilable Conflicts

          AVIF agrees that its Board will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating
Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE
COMPANY agrees to inform the Board of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

          (a) an action by any state insurance or other regulatory authority;

          (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;
         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Fund are being managed;

          (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

          (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

          (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

          Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of
Participants.

                                                                    13

          5.4      Conflict Remedies

          (a) It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating
Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i)      withdrawing the assets allocable to some or all of
                           the Accounts from AVIF or any Fund and reinvesting
                           such assets in a different investment medium,
                           including another Fund of AVIF, or submitting the
                           question whether such segregation should be
                           implemented to a vote of all affected Participants
                           and, as appropriate, segregating the assets of any
                           particular group (e.g., annuity Participants, life
                           insurance Participants or all Participants) that
                           votes in favor of such segregation, or offering to
                           the affected Participants the option of making such a
                           change; and
                  (ii)     establishing a new registered investment company of
                           the type defined as a "management company" in Section
                           4(3) of the 1940 Act or a new separate account that
                           is operated as a management company.

          (b) If the material irreconcilable conflict arises because of LIFE
COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE
COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of
AVIF.

          (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each
Account's investment in AVIF within six (6) months after AVIF's Board informs
LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

          (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

          (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event,

                                                                    14

however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

          5.5      Notice to LIFE COMPANY

          AVIF will promptly make known in writing to LIFE COMPANY the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

          5.6      Information Requested by Board

          LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of AVIF such reports, materials or data as the
Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of
a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

          5.7      Compliance with SEC Rules

          If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable,
6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

          5.8      Other Requirements

          AVIF will require that each Participating Insurance Company and
Participating Plan enter into an agreement with AVIIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b),
4.5(a), 5, and 10 of this Agreement.

                                                          Section 6. Termination

          6.1      Events of Termination

                                                                    15

          Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

          (a) at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

          (b) at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

          (c) at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

          (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

          (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

          (f) at the option of LIFE COMPANY if the Fund ceases to qualify as a
RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

          (g) at the option of LIFE COMPANY if the Fund fails to comply with
Section 8 17(h) of the Code or with successor or similar provisions, or if LIFE
COMPANY reasonably believes that the Fund may fail to so comply; or

          (h) at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code
(other than by reason of the Fund's noncompliance with Section 817(h) or
Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

                                                                    16

             (i) upon another Party's material breach of any provision of this
Agreement.

          6.2      Notice Requirement for Termination

          No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other
Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

          (a) in the event that any termination is based upon the provisions of
Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

          (b) in the event that any termination is based upon the provisions of
Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

          (c) in the event that any termination is based upon the provisions of
Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within two (2) Business Days after the terminating Party learns of the event causing termination to be required.

          6.3      Funds To Remain Available

          Notwithstanding any termination of this Agreement by LIFE COMPANY,
AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement
(hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing
Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section
5 and the effect of such terminations will be governed by Section 5 of this
Agreement or (ii) any rejected purchase and/or redemption order as described in
Section 2.3(c) hereof.

          6.4      Survival of Warranties and Indemnifications

          All warranties and indemnifications will survive the termination of this Agreement.

          6.5      Continuance of Agreement for Certain Purposes

                                                                    17

             If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1 (f), (6).1(g), 6.1(h) or
    6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

                                          Section 7. Parties To Cooperate Respecting Termination

             The Parties hereto agree to cooperate and give reasonable
    assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the
    Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected
    Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the
    Contracts in such Fund.

                                                           Section 8. Assignment

             This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                                                            Section 9. Notices

          Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                                                    18

 AIM VARIABLE INSURANCE FUNDS
 A I M Distributors, Inc.
11 Greenway Plaza, Suite 100
 Houston, Texas 77046
Facsimile:        (713) 993-9185
Attn:             Peter A. Davidson, Esq.

AMERICAN NATIONAL INSURANCE COMPANY
 One Moody Plaza
 Galveston, Texas 77550
Attention:        Dwain A. Akins, J.D., Vice President
Facsimile:        (409) 766-2073

SECURITIES MANAGEMENT AND RESEARCH, INC.
 2450 South Shore Blvd., Suite 400
 League City, Texas 77573
Attention:Teresa E. Axelson, Vice President, Secretary, Chief Compliance Officer
                  Facsimile:    (281) 538-4980

                                            Section 10. Voting Procedures

          Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to
Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote
Shares in accordance with timely instructions received from Participants. LIFE
COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to
Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from
Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither
LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the
Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law.
LIFE COMPANY shall be responsible for assuring that each of its Accounts holding
Shares calculates voting privileges in a manner consistent with that of other
Participating Insurance Companies or in the maimer required by the Mixed and
Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the
1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c)
of the 1940 Act (although AVIF is not one of the trusts described in Section
16(c) of that Act) as well as with Sections 16(a) and, if and when applicable,
16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with
                                                                    19

respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                                                      Section 11. Foreign Tax Credits

          AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                                             Section 12. Indemnification

          12.1     Of AVIF and AIM by LIFE COMPANY and UNDERWRITER

          (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF,
AIM, their affiliates, and each person, if any, who controls AVIF, AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of
LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise;
provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (i)      arise out of or are based upon any untrue  statement
or alleged untrue  statement of any material fact contained
                           in any Account's 1933 Act registration statement,
any Account Prospectus,  the Contracts, or sales literature or advertising for the Contracts (or any amendment or
supplement to any of the  foregoing),  or arise out of or are based upon the omission or the alleged  omission to
 state therein a material fact required to be stated  therein or necessary to make the statements  therein not
misleading;  provided,  that this agreement to indemnify shall not apply as to any  Indemnified  Party if such
statement or omission or such alleged  statement or omission was made in reliance upon and in  conformity  with
information  furnished to LIFE COMPANY or  UNDERWRITER  by or on behalf of AVIF or AIM for use in any Account's 1933
 Act  registration  statement,  any Account  Prospectus,  the
                           Contracts,  or sales  literature or advertising or
 otherwise for use in connection with the sale of Contracts or
                           Shares (or any amendment or supplement to any of the
 foregoing); or

                  (ii)     arise out of or as a result of any other statements
                           or representations (other than statements or
                           representations contained in AVIF's 1933 Act
                           registration

                                                                    20

                           statement, AVIF Prospectus, sales literature or
                           advertising of AVIF, or any amendment or supplement
                           to any of the foregoing, not supplied for use therein
                           by or on behalf of LIFE COMPANY, UNDERWRITER or their
                           respective affiliates and on which such persons have
                           reasonably relied) or the negligent, illegal or
                           fraudulent conduct of LIFE COMPANY, UNDERWRITER or
                           their respective affiliates or persons under their
                           control (including, without limitation, their
                           employees and "persons associated with a member," as
                           that term is defined in paragraph (q) of Article I of
                           the NASD's By-Laws), in connection with the sale or
                           distribution of the Contracts or Shares; or

                  (iii)    arise out of or are based upon any untrue  statement
 or alleged untrue  statement of any material fact contained in AVIF's 1933 Act  registration  statement,  AVIF
 Prospectus,  sales literature or advertising of AVIF, or any amendment  or  supplement  to any of the  foregoing,
 or the  omission or alleged  omission  to state  therein a
                           material fact required to be stated therein or
 necessary to make the  statements  therein not misleading if such a statement or omission was made in reliance upon
and in conformity with  information  furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY,
UNDERWRITER or their respective  affiliates for use in AVIF's
                           1933 Act registration statement,  AVIF Prospectus,
sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

                  (iv)     arise as a result of any failure by LIFE COMPANY or
                           UNDERWRITER to perform the obligations, provide the
                           services and furnish the materials required of them
                           under the terms of this Agreement, or any material
                           breach of any representation and/or warranty made by
                           LIFE COMPANY or UNDERWRITER in this Agreement or
                           arise out of or result from any other material breach
                           of this Agreement by LIFE COMPANY or UNDERWRITER; or

                  (v)      arise as a result of failure by the Contracts issued
                           by LIFE COMPANY to qualify as annuity contracts or
                           life insurance contracts under the Code, otherwise
                           than by reason of any Fund's failure to comply with
                           Subchapter M or Section 8 17(h) of the Code.

          (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this
Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that
Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to
AVIIF or AIM.

                                                                    21

           (c) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this
Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and
UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an
Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the
Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified
Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

          12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM

          (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and
12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY,
UNDERWRITER, their respective affiliates, and each person, if any, who controls
LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of
Section 15 of the 1933 Act and each of their respective trustees and officers,
(collectively, the "Indemnified Parties" for purposes of this Section 12.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (i)      arise out of or are based upon any untrue  statement
or alleged untrue  statement of any material fact contained
                           in AVIF's 1933 Act  registration  statement,  AVIF
Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing),
or arise out of or are based upon the omission or the alleged omission to state  therein a material  fact
required to be stated  therein or necessary to make the  statements therein not misleading;  provided,  that this
agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged
 statement or omission was made in reliance upon and in conformity with  information  furnished to AVIF or its
affiliates  by or on behalf of LIFE COMPANY,  UNDERWRITER  or their respective affiliates for use in AVIF's

                                                                    22
                           1933 Act registration statement, AVIF Prospectus, or
                           in sales literature or advertising or otherwise for
                           use in connection with the sale of Contracts or
                           Shares (or any amendment or supplement to any of the
                           foregoing); or

                  (ii)     arise  out  of  or  as  a  result  of  any  other
 statements  or  representations  (other  than  statements  or representations  contained in any Account's  1933 Act
  registration  statement,  any Account  Prospectus,  sales
                           literature or  advertising  for the  Contracts,  or
any amendment or  supplement  to any of the  foregoing,  not supplied  for use  therein by or on behalf of AVIIF,
  AIM or their  affiliates  and on which such  persons  have reasonably  relied) or the negligent,  illegal or
fraudulent conduct of AVIF, AIM or their affiliates or persons under their control (including,  without  limitation,
  their employees and "persons associated with a member" as
                           that  term is  defined  in  Section  (q) of  Article
 I of the NASD  By-Laws),  in  connection  with the sale or
                           distribution of AVIF Shares; or

                  (iii)    arise out of or are based upon any untrue  statement
 or alleged untrue  statement of any material fact contained in any Account's  1933 Act  registration  statement,
 any Account  Prospectus,  sales  literature or advertising
                           covering the  Contracts,  or any  amendment or
supplement  to any of the  foregoing,  or the omission or alleged omission to state  therein a material  fact  required
 to be stated  therein or necessary to make the  statements
                           therein  not  misleading,  if such  statement  or
omission  was made in reliance  upon and in  conformity  with information  furnished to LIFE COMPANY,  UNDERWRITER
or their  respective  affiliates by or on behalf of AVIF or
                           AIM for use in any Account's  1933 Act  registration
  statement,  any Account  Prospectus,  sales  literature or advertising covering the Contracts, or any amendment
 or supplement to any of the foregoing; or

                  (iv)     arise as a result of any failure by AVIF to perform
                           the obligations, provide the services and furnish the
                           materials required of it under the terms of this
                           Agreement, or any material breach of any
                           representation and/or warranty made by AVIF in this
                           Agreement or arise out of or result from any other
                           material breach of this Agreement by AVIF.

          (b) The parties agree that the foregoing indemnification by AVIF shall not apply to any acts or omissions of AIM. Except to the extent provided in
Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof
(including, to the extent reasonable, legal and other expenses) to which the
Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any
Fund to operate as a regulated investment company in compliance with (i)
Subchapter M of the Code and

                                                                    23

regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each
Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

          (c) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an
Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY,
UNDERWRITER, each Account or Participants.

          (d) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVTF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such
Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve
AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or
AIM to such Indemnified Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

          (e) In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating
Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or
UNDERWRITER hereunder or by any other Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any other Participating Insurance
Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940

                                                                    24

Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any other
Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

          (f) AVIF and AIM represent and warrant that all Participating
Insurance Companies have entered into participation agreements providing rights and remedies to AVIF and AIM that are in form and substance substantially similar to those provided in this Agreement. AVIF and AIIV1 agree that they will not allow any companies to invest in AVIF unless and until they have entered into participation agreements providing rights and remedies to AVIF and AIM that are in form and substance substantially similar to those provided in this
Agreement. To the extent AVIF suffers any damage or liability as the result of a material breach by any Participating Insurance Company of its participation agreement with AVIF, AVIF will vigorously and diligently pursue any and all remedies it may have against such Participating Insurance Company, including, without limitation, common law, statutory and contractual remedies and all remedies provided by or available under any and all SEC regulations, rules and orders, to the extent AVIF's Board of Trustees, in its sole discretion but in accordance with their fiduciary duties to shareholders, determines such action to be in the best interests of AV1F's shareholders, including LIFE COMPANY.

          12.3 Effect of Notice

          Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

          12.4 Successors

          A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                                            Section 13. Applicable Law

          This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

                                                   Section 14. Execution in Counterparts

          This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                                                                    25

                                                         Section 15. Severability

          If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                                            Section 16. Rights Cumulative

          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                                                           Section 17. Headings

          The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                                            Section 18. Confidentiality

          AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the
LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this
Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected
Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the
AVJF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF
Protected Parties' customers or any other information or property of the AVIF
Protected Parties, other than such information as may

                                                                    26

be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVJF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or
(b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                                          Section 19. Trademarks and Fund Names

          (a) Except as may otherwise be provided in a License Agreement among A
I M Management Group Inc., LIFE COMPANY and UNDERWRITER, neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of AVIF, AIM or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without AVIF's or AIM's prior written consent, the granting of which shall be at AVIF's or AIM's sole option.

          (b) Except as otherwise expressly provided in this Agreement, neither
AVIF, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of LIFE
COMPANY, UNDERWRITER or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without LIFE COMPANY's or
UNDERWRITER's prior written consent, the granting of which shall be at LIFE
COMPANY's or UNDERWRITER's sole option.

                                               Section 20. Parties to Cooperate

          Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the
SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this
Agreement or the transactions contemplated hereby.

                                               Section 21. Amendments; Need For

          No provision of this Agreement may be amended or modified in any manner except by mutual written agreement executed by all parties hereto. The
Parties shall, from time to time, review this Agreement to determine the extent to which an amendment thereto may be necessary or appropriate to reflect changes in applicable law or regulation, and shall cooperate in implementing

                                                                    27

any such amendment in a timely manner, it being understood and agreed to that no such amendment shall take effect except upon mutual written agreement of all
Parties as stated above.

                                                     Section 22. Force Majeure

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

                                                                    28

IN WITNESS WHEREOF, the Parties have cuased this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                                              AIM VARIABLE INSURANCE FUNDS

Attest:  ___________________________                 By:      _____________________________

Name:    ___________________________                 Name:    _____________________________

Title:   ___________________________                 Title:   _____________________________

                                                              AIM DISTRIBUTORS, INC.

Attest:  ___________________________                 By:      _____________________________

Name:    ___________________________                 Name:    _____________________________

Title:   ___________________________                 Title:   _____________________________

                                                              AMERICAN NATIONAL INSURANCE COMPANY,
                                                              on behalf of itself and its separate
                                                              accounts

Attest:  ___________________________                 By:      _____________________________

Name:    ___________________________                 Name:    _____________________________

Title:   ___________________________                 Title:   _____________________________

                                                              SECURITIES MANAGEMENT AND RESEARCH, INC.

Attest:  ___________________________                 By:      _____________________________

Name:    ___________________________                 Name:    _____________________________

Title:   ___________________________                 Title:   _____________________________

                                                SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Money Market Fund
AIM V.I. Basic Balanced Fund                AIM V.I. Premier Equity Fund
AIM V.I. Basic Value Fund                   AIM V.I. Real Estate Fund
AIM V.I. Blue Chip Fund                     AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Appreciation Fund          AIM V.I. Core Stock Fund
AIM V.I. Capital Development Fund           AIM V.I. Dynamics Fund
AIM V.I. Core Equity Fund                   AIM V.I. Financial Services Fund
AIM V.I. Demographic Trends Fund            AIM V.I. Global Health Care Fund
AIM V.I. Diversified Income Fund            AIM V.I. Leisure Fund
AIM V.I. Government Securities Fund AIM V.I. Small Company Growth Fund
AIM V.I. Growth Fund                        AIM V.I. Technology Fund
AIM V.I. High Yield Fund                    AIM V.I. Total Return Fund
AIM V.I. International Growth Fund          AIM V.I. Utilities Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

American National Variable Life Separate Account
American National Variable Annuity Separate Account
American National Unregistered Group Unallocated Variable Annuity Separate Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Wealthquest III Variable Annuity
Wealthquest III Variable Universal Life
Wealthquest III Group Unallocated Variable Annuity
Wealthquest III Unregistered Group Unallocated Variable Annuity

                                                          31

                                                                SCHEDULE B

                                                       AIM's PRICING ERROR POLICIES

Determination of Materiality

In the event that AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

          a.      If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

          b.      If the amount of the  difference  in the  erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater,  then AIM will  determine  the impact of the error to the affected  Fund and shall  reimburse such Fund (and/or LIFE COMPANY,  as appropriate,  such as
 in the event that the error was not discovered until after LIFE
                  COMPANY processed  transactions  using the erroneous net
asset value) to the extent of any loss resulting from the error.
                  To the extent that an  overstatement  of net asset value
per share is  detected  quickly and LIFE  COMPANY has not mailed redemption  checks to  Participants,  LIFE  COMPANY  and
AIIM agree to examine the extent of the error to  determine  the feasibility of reprocessing  such redemption  transaction
(for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse LIFE COMPANY for LIFE COMPANY's reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its
Board. AIM agrees to use its best efforts to notify LIFE COMPANY at least five
(5) days prior to any such meeting of the Board of AVIF to consider such proposed changes.

                                                                    32

                                                                SCHEDULE C
                                                            EXPENSE ALLOCATIONS
---------------------------------------------------------------------------------------------------------------------------
                         Life Company                                                  AVIF / AIM
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
preparing and filing the Account's registration statement      Preparing and filing the Fund's registration statement
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
text composition for Account prospectuses and supplements      text composition for Fund prospectuses and supplements
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
text alterations of prospectuses (Account) and supplements     text alterations of prospectuses (Fund) and supplements
(Account)                                                      (Fund)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
printing Account and Fund prospectuses and supplements         a camera ready Fund prospectus
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
text composition and printing Account SAIs                     text composition and printing Fund SAIs
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
mailing and distributing Account SAIs to policy owners upon mailing and distributing Fund SAIs to policy owners upon request by policy owners request by policy owners
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
mailing and distributing prospectuses (Account and Fund) and supplements
(Account and Fund) to policy owners of record as required by Federal Securities
Laws and to prospective purchasers
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
text composition (Account), printing, mailing, and             text composition of annual and semi-annual reports (Fund)
distributing annual and semi-annual reports for Account (Fund and Account as, applicable)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
text composition, printing, mailing, distributing, and text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to solicitation materials to policy owners with respect to proxies related to the Account proxies related to the
Fund
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
preparation, printing and distributing sales material and advertising relating to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required
---------------------------------------------------------------------------------------------------------------------------